Evans Bancorp, Inc.  One Grimsby Drive, Hamburg, NY  14075FSB Bancorp, Inc.  45 South Main Street, Fairport, NY  14450

FOR IMMEDIATE RELEASE

Evans Bancorp, Inc. Executes Definitive Merger Agreement
to Acquire FSB Bancorp, Inc.

FSB stockholders to receive $17.80 per share in stock and cash transaction;
representing an 8% premium to tangible book value

HAMBURG, NY, and FAIRPORT, NY, December 19, 2019 – Evans Bancorp, Inc. (“Evans”) (NYSE American: EVBN) and FSB Bancorp, Inc. (“FSB”) (Nasdaq: FSBC), jointly announced the execution of a definitive merger agreement whereby Evans will acquire FSB for $17.80 per share for total consideration of approximately
$34.7 million.  The transaction is proposed to be comprised of 50% stock and 50% cash.  Unanimously approved by the Boards of Directors of each company, the transaction is expected to close in the second quarter of 2020, subject to the satisfaction of customary closing conditions, including regulatory approval and FSB stockholder approval.  An investor presentation summarizing the transaction is available at www.evansbancorp.com.

“FSB has a long-established presence and respected legacy in an attractive market.  By combining our organizations, we are advancing our growth objectives and strategy to build the premier community financial institution in the markets we serve by expanding our geographic footprint and diversifying our client base. Expanding to Rochester had been prioritized as part of our strategic planning and is accelerated by this opportunity,” said David J. Nasca, President and CEO of Evans.  “We are very excited to welcome the team members of FSB and to continue to provide customers with the relationship service they know and desire.”

Kevin D. Maroney, FSB’s President and CEO, commented, “This mutually beneficial partnership will combine two community banks with very similar cultures and core values. The combined organization will be able to offer top of line products and exceptional service to our customers in Rochester and surrounding markets. In addition to providing our customers with enhanced and expanded products and services, our employees will also benefit from broader opportunities in a larger organization with strong growth potential.”

Terms and Combination

Under the terms of the merger agreement, FSB stockholders will have the right to receive at their election either 0.4394 shares of Evans common stock or $17.80 in cash for each share of FSB common stock, subject to possible adjustment and 50/50 proration.  This transaction will qualify as a tax-free reorganization for those FSB stockholders who receive Evans common stock in the transaction.  The merger consideration represents an 8% premium to FSB’s tangible book value as of September 30, 2019, and a 5.9% premium to FSB’s closing share price on December 18, 2019. Evans’ management expects this transaction will be 4.7% accretive to 2021 earnings with tangible book value earn back of approximately 3.5 years.

Based on information as of September 30, 2019,  the combined company will have 20 financial centers with approximately $1.8 billion in total assets, $1.5 billion in total deposits and $1.5 billion in total loans.  Completion of the transaction is subject to customary closing conditions, including the receipt of regulatory approvals and the approval of FSB stockholders.  Under the terms of the merger agreement, at closing of the transaction,  FSB and its wholly owned bank subsidiary, Fairport Savings Bank, will be merged with and into Evans Bancorp and its subsidiary bank, Evans Bank.

Evans Bancorp, Inc. Executes Definitive Merger Agreement to Acquire FSB Bancorp, Inc.

December 19, 2019

Advisors

Keefe, Bruyette & Woods, Inc. served as financial advisor to Evans and Covington & Burling LLP served as its legal advisor.  Sandler O’Neill + Partners, L.P. served as financial advisor to FSB and Luse Gorman, PC served as its legal advisor.

About Evans Bancorp, Inc.

Evans Bancorp, Inc. is a financial holding company and the parent company of Evans Bank, N.A., a commercial bank with $1.5 billion in assets and $1.3 billion in deposits at September  30, 2019.  Evans Bank is a full-service community bank, with 15 financial centers providing comprehensive financial services to consumer, business and municipal customers throughout Western New York.  Evans' wholly owned insurance subsidiary, The Evans Agency, LLC, provides life insurance, employee benefits and property and casualty insurance through ten insurance offices in the Western New York region.  Evans Investment Services provides non-deposit investment products, such as annuities and mutual funds.

Evans Bancorp, Inc. and Evans Bank routinely post news and other important information on their websites, at www.evansbancorp.com and www.evansbank.com.

About FSB Bancorp, Inc.

FSB Bancorp, Inc. is the bank holding company of Fairport Savings Bank, a New York chartered savings bank headquartered in Fairport, New York. The bank has five branches in the Greater Rochester area and three mortgage offices located in Rochester, Buffalo and Watertown.  Fairport Savings Bank was founded in 1888.

Additional information is available at https://www.fairportsavingsbank.com.

Forward-Looking Statements

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. When used in this news release, or in the documents incorporated by reference herein, the words “will,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “seek,” “look to,” “goal,” “target” and similar expressions identify such forward-looking statements. These forward-looking statements include, without limitation, statements relating to the impact Evans and FSB expect their proposed merger (the “Proposed Transaction”) to have on the combined entities operations, financial condition, and financial results, and Evans’ and FSB’s expectations about their ability to successfully integrate their respective businesses and the amount of cost savings and other benefits Evans and FSB expect to realize as a result of the Proposed Transaction. These forward-looking statements are based largely on the expectations of Evans’ and FSB’s respective management and are subject to a number of risks and uncertainties, including, but not limited to, the possibility that the Proposed Transaction does not close when expected or at all because required regulatory, stockholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all, the failure to close for any other reason, changes in Evans’ or FSB’s share price before closing, the risk that the businesses of Evans and FSB will not be integrated successfully, the possibility that the cost savings and any synergies or other anticipated benefits from the Proposed Transaction may not be fully realized or may take longer to realize than expected, disruption from the Proposed Transaction making it more difficult to maintain relationships with employees, customers or other parties with whom Evans or FSB have business relationships, diversion of management time on merger-related issues, risks relating to the potential dilutive effect of the shares of Evans common stock to be issued in the Proposed Transaction, the reaction to the Proposed Transaction of the companies’ customers, employees and counterparties and other factors, many of which are beyond the control of Evans and FSB. We refer you to the additional risk factors that could cause results to differ materially from those described above contained in the Annual Report on Form 10-K filed by Evans for the year ended
December 31, 2018, the Annual Report on Form 10-K filed by FSB for the year ended December 31, 2018 and

Evans Bancorp, Inc. Executes Definitive Merger Agreement to Acquire FSB Bancorp, Inc.

December 19, 2019

any updates to those risk factors set forth in Evans’ and FSB’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings, which have been filed by Evans and FSB with the Securities and Exchange Commission (the “SEC”) and are available on the SEC’s website at www.sec.gov. Because of these and other uncertainties, actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. All forward-looking statements, expressed or implied, included herein are expressly qualified in their entirety by the cautionary statements contained or referred to herein. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date on which they are made. Neither Evans nor FSB undertakes any obligation, and specifically declines any obligation, to publicly update or revise forward-looking information, whether as a result of new, updated information, future events or otherwise, except to the extent required by law.

Important Additional Information and Where to Find It

This news release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the Proposed Transaction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solicitation or sale would be unlawful.

In connection with the Proposed Transaction, Evans will file with the SEC a registration statement on Form S-4 (the “Registration Statement”) that will include a proxy statement of FSB and a prospectus of Evans (the “Proxy Statement/Prospectus”), and each of Evans and FSB may file with the SEC other relevant documents concerning the Proposed Transaction. The definitive Proxy Statement/Prospectus will be mailed to stockholders of FSB. Stockholders and investors are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the Proposed Transaction carefully and in their entirety when they become available and any other relevant documents filed with the SEC by Evans and FSB, as well as any amendments or supplements to those documents, because they will contain important information about Evans, FSB and the Proposed Transaction.

Free copies of the Proxy Statement/Prospectus, as well as other filings containing information about Evans and FSB, may be obtained at the SEC’s website, www.sec.gov, when they are filed. You will also be able to obtain these documents, when they are filed, free of charge, by directing a request to Evans Bancorp, Inc., One Grimsby Drive, Hamburg, New York 14075, Attention: Corporate Secretary, Telephone: (716) 926-2000 or to FSB Bancorp, Inc., 45 South Main Street, Fairport, New York 14450, Attention: Corporate Secretary, Telephone: (585) 223-9080, or by accessing Evans’ website at www.evansbank.com under “Investor Relations” or FSB’s website at www.fairportsavingsbank.com under “Investor Relations.” The information on Evans’ and FSB’s websites is not, and shall not be deemed to be, a part of this news release or incorporated into other filings either company makes with the SEC.

Participants in the Solicitation

Evans, FSB and their respective directors, and certain of their executive officers and employees may be deemed to be participants in the solicitation of proxies from the stockholders of FSB in connection with the Proposed Transaction. Information about Evans’ directors and executive officers is available in its proxy statement for its 2019 annual meeting of shareholders, which was filed with the SEC on March 21, 2019, and information about FSB’s directors and executive officers is available in its proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on April 22, 2019. Information regarding all of the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement/Prospectus regarding the Proposed Transaction and other relevant materials to be filed with the SEC when they become available. Free copies of these documents may be obtained as described in the

Evans Bancorp, Inc. Executes Definitive Merger Agreement to Acquire FSB Bancorp, Inc.

December 19, 2019

preceding paragraph.

For more information contact:	-OR-
John B. Connerton Executive Vice President and Chief Financial Officer	Deborah K. Pawlowski Kei Advisors LLC
(716) 926-2000 jconner@evansbank.com	(716) 843-3908 dpawlowski@keiadvisors.com
Media Contact:
Kathleen Rizzo Young Public & Community Relations Manager 716-343-5562 krizzoyoung@evansbank.com

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